Exhibit 99.1

For Further Information Contact

Julie Bimmerman (404) 888-2103

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS SECOND QUARTER AND SIX MONTH 2022 FINANCIAL RESULTS

ATLANTA, GEORGIA, July 27, 2022: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for its second quarter and six months ended June 30, 2022.

The Company recorded record second quarter 2022 revenues of $714.0 million, an increase of 11.9% over the second quarter 2021 revenues of $638.2 million, with organic revenues* increasing 8.7% to $693.6 million. The Company’s second quarter 2022 reported net income was $100.3 million or $0.20 per diluted share, compared to $98.9 million or $0.20 per diluted share for second quarter of 2021. Net income for the quarter was impacted by an increase in revenues offset by cost increases related to people, advertising, fleet, and materials and supplies. Revenues are impacted by the seasonal nature of the Company’s pest and termite control services. Our residential, commercial, and termite and ancillary services each experienced double digit revenue percentage growth. People costs and materials and supplies increased in conjunction with the increase in revenues, and fleet costs were driven by an increase in fuel costs. Advertising costs are up due to a combination of an increase in our advertising campaigns in reaction to the late arrival of spring, combined with the impact of a change in our quarterly process for estimating and accruing advertising expenses. However, we expect total advertising expense to be consistent as a percentage of revenue year over year.  Adjusted net income* and adjusted earnings per diluted share* for the second quarter ended June 30, 2021 were $98.5 million and $0.20 per diluted share, respectively. The second quarter 2021 results have been adjusted to exclude the gain related to the disposition of properties received through the 2019 acquisition of Clark Pest Control of Stockton, Inc. of $0.5 million ($0.3 million, net of tax).

For the six months ended June 30, 2022, the Company’s revenues rose 11.2% to $1.305 billion compared to $1.174 billion for the prior year, with organic revenues* increasing 8.0% to $1.267 billion. The Company reported net income of $172.7 million or $0.35 per diluted share compared to $191.5 million or $0.39 per diluted share for the prior year. Net income for the six months was impacted by an increase in revenues offset by cost increases related to people, fleet, advertising, and materials and supplies. Adjusted net income* and adjusted earnings per diluted share* for the six months ended June 30, 2021 were $168.3 million and $0.34, respectively. The results for 2021 have been adjusted for the gain related to the disposition of the properties received through the 2019 acquisition of Clark Pest Control of Stockton, Inc. of $31.5 million ($23.2 million net of tax).

Gary W. Rollins, Chairman and Chief Executive Officer of Rollins stated, “We are proud of our second quarter results and believe we are well positioned for the remainder of 2022. Our employees have displayed a strong level of commitment and drive towards taking care of our customers. We are confident in our continued strategic growth and profitability moving forward.”

Rollins, Inc. is a premier global consumer and commercial services company.  Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, Missquito, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more, the Company and its franchises provide essential pest control services and protection against termite damage, rodents and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 800 locations. You can learn more about Rollins and its subsidiaries by visiting our web site at www.rollins.com, where you can also find this and other news releases by accessing the news releases button.

*Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this press release and on our earnings call, may contain forward-looking statements that involve risks and uncertainties concerning the business and financial results of Rollins, Inc. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Such forward looking statements include, but are not limited to, statements regarding the Company’s expectation in connection with its advertising expense, the Company’s belief that it is well positioned for 2022 and its confidence in its strategic growth and profitability moving forward.

Our actual results could differ materially from those indicated by the forward-looking statements because of various risks, timing and uncertainties including, without limitation, the failure to maintain and enhance our brands and develop a positive client reputation; our ability to protect our intellectual property and other proprietary rights that are material to our business and our brand recognition; actions taken by our franchisees, subcontractors or vendors that may harm our business; general economic conditions; the impact of the extent and duration of economic contraction related to COVID-19 on general economic activity for the remainder of 2022 and beyond; the impact of future developments related to the COVID-19 pandemic on the Company’s business, results of operations, accounting assumptions and estimates and financial condition, including, without limitation, inflation and restrictions in customer discretionary expenditures, disruptions in credit or financial markets, increases in fuel prices, raw material costs or other operating costs; potential increases in labor costs; labor shortages and/or our inability to attract and retain skilled workers; competitive factors and pricing practices; changes in industry practices or technologies; the degree of success of our termite process reforms and pest control selling and treatment methods; our ability to identify, complete and successfully integrate potential acquisitions; unsuccessful expansion into international markets; climate change and unfavorable weather conditions; a breach of data security resulting in the unauthorized access of personal, financial, proprietary, confidential or other personal data or information about our customers, employees, third parties, or of our proprietary confidential information; damage to our brands or reputation; possibility of an adverse ruling against us in pending litigation, regulatory action or investigation; changes in various government laws and regulations, including environmental regulations; the adequacy of our insurance coverage to cover all significant risk exposures; the effectiveness of our risk management and safety program; general market risk; management’s substantial ownership interest and its impact on public stockholders and the availability of the Company’s common stock to the investing public; and the existence of certain anti-takeover provisions in our governance documents, which could make a tender offer, change in control or takeover attempt that is opposed by the Company’s Board of Directors more difficult or expensive. All of the foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. The Company does not undertake to update its forward-looking statements.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$220,964	$105,301
Trade accounts receivables, net	162,755	139,579
Financed receivables, net	29,822	26,152
Materials and supplies	29,515	28,926
Other current assets	63,942	52,422
Total Current Assets	506,998	352,380
Equipment and property, net	130,424	133,257
Goodwill	742,019	721,819
Customer contracts, net	318,015	325,929
Trademarks and tradenames, net	111,040	108,976
Other intangible assets, net	10,004	11,679
Operating lease, right-of-use assets	252,355	244,784
Financed receivables, long-term, net	52,961	47,097
Other assets	43,666	34,949
Total Assets	$2,167,482	$1,980,870
LIABILITIES
Accounts payable	50,702	44,568
Accrued insurance, current	37,724	36,414
Accrued compensation and related liabilities	95,948	97,862
Unearned revenue	165,220	145,122
Operating lease liabilities, current	77,867	75,240
Current portion of long-term debt	15,000	18,750
Other current liabilities	75,283	73,206
Total Current Liabilities	517,744	491,162
Accrued insurance, less current portion	32,470	31,545
Operating lease liabilities, less current portion	178,021	172,520
Long-term debt	219,858	136,250
Long-term accrued liabilities	73,822	67,345
Total Liabilities	1,021,915	898,822
STOCKHOLDERS’ EQUITY
Common stock	492,417	491,911
Retained earnings and other equity	653,150	590,137
Total stockholders’ equity	1,145,567	1,082,048
Total Liabilities and Stockholders’ Equity	$2,167,482	$1,980,870

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
REVENUES
Customer services	$714,049	$638,204	$1,304,729	$1,173,758
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	336,780	297,862	632,158	559,414
Sales, general and administrative	219,987	183,482	398,772	345,690
Depreciation and amortization	24,325	23,306	49,172	46,902
Total operating expenses	581,092	504,650	1,080,102	952,006
OPERATING INCOME	132,957	133,554	224,627	221,752
Interest expense, net	880	506	1,448	1,112
Other (income), net	(1,911)	(891)	(3,190)	(33,151)
CONSOLIDATED INCOME BEFORE INCOME TAXES	133,988	133,939	226,369	253,791
PROVISION FOR INCOME TAXES	33,689	35,085	53,625	62,294
NET INCOME	$100,299	$98,854	$172,744	$191,497
NET INCOME PER SHARE - BASIC AND DILUTED	$0.20	$0.20	$0.35	$0.39
Weighted average shares outstanding - basic	492,327	491,999	492,270	491,950
Weighted average shares outstanding - diluted	492,440	491,999	492,382	491,950

APPENDIX

Reconciliation of GAAP and non-GAAP Financial Measures

The Company has used the non-GAAP financial measures of organic revenues, adjusted net income and adjusted earnings per share (“EPS”) in this earnings release, and the non-GAAP financial measures of organic revenues by type, organic revenues in constant dollars, adjusted EBITDA, and free cash flow in today’s conference call. Organic revenue is calculated as revenue less acquisition revenue. Acquisition revenue is based on the trailing 12-month revenue of our acquired entities. These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP.

Management uses adjusted net income, adjusted EPS and adjusted EBITDA as measures of operating performance because these measures allow the Company to compare performance consistently over various periods without regard to the impact of the property disposition gains. Management also uses organic revenues, organic revenues by type and organic revenues in constant dollars to compare revenues over various periods excluding the impact of acquisitions and the change in foreign currency rates. Management uses free cash flow, which is calculated as net cash provided by operating activities less capital expenditures, to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of non-GAAP financial measures used in today’s earnings release and conference call with their most comparable GAAP measures.

(unaudited in thousands except EPS)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
			Variance				Variance
	2022	2021	$	%	2022	2021	$	%
Reconciliation of Net Income to Adjusted Net Income and EPS
Net income	$100,299	$98,854	$1,445	1.5	$172,744	$191,497	$(18,753)	(9.8)
Property disposition gains (net of tax $337 and $23,230, respectively)	—	(459)	459	—	—	(31,517)	31,517	—
Adjusted income taxes on excluded items	—	122	(122)	—	—	8,287	(8,287)	—
Adjusted net income	$100,299	$98,517	$1,782	1.8	$172,744	$168,267	$4,477	2.7
Adjusted earnings per share - basic and diluted	$0.20	$0.20	$—	—	$0.35	$0.34	$0.01	2.9
Weighted average shares outstanding - basic	492,327	491,999	328	0.1	492,270	491,950	320	0.1
Weighted average shares outstanding - diluted	492,440	491,999	441	0.1	492,382	491,950	432	0.1

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$100,299	$98,854	$1,445	1.5	$172,744	$191,497	$(18,753)	(9.8)
Depreciation and amortization	24,325	23,306	1,019	4.4	49,172	46,902	2,270	4.8
Interest expense, net	880	506	374	73.9	1,448	1,112	336	30.2
Provision for income taxes	33,689	35,085	(1,396)	(4.0)	53,625	62,294	(8,669)	(13.9)
EBITDA	159,193	157,751	1,442	0.9	276,989	301,805	(24,816)	(8.2)
Property disposition gains	—	(459)	459	—	—	(31,517)	31,517	—
Adjusted EBITDA	$159,193	$157,292	$1,901	1.2	$276,989	$270,288	$6,701	2.5

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$127,285	$99,719	$27,566	27.6	$214,817	$219,205	$(4,388)	(2.0)
Capital expenditures	(7,886)	(5,403)	(2,483)	(45.9)	(15,881)	(13,229)	(2,652)	(20.0)
Free Cash Flow	$119,399	$94,316	$25,083	26.6	$198,936	$205,976	$(7,040)	(3.4)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
			Variance
	2022	2021	$	%	2022	2021	$	%
Reconciliation of Revenues to Organic Revenues and Organic Revenues in Constant Dollars
Revenues	$714,049	$638,204	75,845	11.9	$1,304,729	$1,173,758	130,971	11.2
Revenue growth from acquisitions	(20,471)	—	(20,471)	—	(38,039)	—	(38,039)	—
Organic revenues	693,578	638,204	55,374	8.7	1,266,690	1,173,758	92,932	8.0
Adjustment to organic revenues on a constant exchange rate	(7,624)	—	(7,624)	—	(11,287)	—	(11,287)	—
Organic revenues in constant dollars	$685,954	$638,204	47,750	7.5	$1,255,403	$1,173,758	81,645	7.0

Reconciliation of Residential Revenues to Organic Residential Revenues
Residential revenues	$325,311	$292,945	32,366	11.0	$584,570	$528,124	56,446	10.7
Residential revenues from acquisitions	(11,625)	—	(11,625)	—	(21,908)	—	(21,908)	—
Residential organic revenues	$313,686	$292,945	20,741	7.0	$562,662	$528,124	34,538	6.6

Reconciliation of Commercial Revenues to Organic Commercial Revenues
Commercial revenues	$234,483	$210,838	23,645	11.2	$440,270	$399,535	40,735	10.2
Commercial revenue growth from acquisitions	(3,943)	—	(3,943)	—	(6,165)	—	(6,165)	—
Commercial organic revenues	$230,540	$210,838	19,702	9.3	$434,105	$399,535	34,570	8.7

Reconciliation of Termite Revenues to Organic Termite Revenues
Termite revenues	$146,781	$127,674	19,107	15.0	$266,487	$233,368	33,119	14.2
Termite revenues from acquisitions	(4,903)	—	(4,903)	—	(9,966)	—	(9,966)	—
Termite organic revenues	$141,878	$127,674	14,204	11.2	$256,521	$233,368	23,153	9.9

  CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Second Quarter 2022 results on

Wednesday, July 27, 2022 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 1-877-869-3839 domestic;

1-201-689-8265 international

with conference ID of 13731028

at least 5 minutes before start time.

REPLAY: available through August 3, 2022

Please dial 1-877-660-6853 / 1-201-612-7415, Passcode 13731028

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.rollins.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com